UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55585 (Commission File Number)	46-5542401 (I.R.S. Employer Identification No.)

2060 NW Boca Raton Blvd., #6 Boca Raton, FL 33431 (Address of principal executive offices)	33431 (Zip Code)

Registrant’s telephone number, including area code: (561) 287-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As of November 11, 2019, Grom Social Enterprises, Inc., a Florida corporation (the “Company”), entered into Debt Exchange Agreements (each, a Debt Exchange Agreement”) with a total of 21 purchasers (the “Holders”), pursuant to which the Holders exchanged an aggregate of $1,774,596.82 of indebtedness evidenced by 10% convertible promissory notes (the “Notes”) for an aggregate of 10,095,259 shares of common stock of the Company (the “Shares”). The price per Share in the debt exchange was $0.175. The Shares were issued without any restrictions.

The foregoing summary of the Debt Exchange Agreement does not purport to be complete and is qualified in their entirety by reference to the documents, copies of which are attached as Exhibits 10.1 attached to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference. The issuance of the Shares was made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Debt Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2019	GROM SOCIAL ENTERPRISES, INC

	By:	/s/ Darren Marks
	Name:	Darren Marks
	Title:	Chief Executive Officer and President

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